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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-61367) of LJL BioSystems, Inc. of our report dated January 15, 1999, except as to Note 11, which is as of January 27, 1999, appearing on page 32 of the Annual Report to Stockholders on Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1998 listed under Exhibit 27.1 of this Annual Report to Stockholders on Form 10-K when such schedule is read in conjunction with the financial statements referred to in our report.

PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 26, 1999